Highbury Financial Inc. to Explore and Evaluate Strategic Alternatives
Aimed at Enhancing Shareholder Value

Forms Special Committee of Independent Directors
Declares Dividend Distribution of Preferred Stock Purchase Rights
Amends By-Laws to Permit Amendment by Majority Vote
Elects Three New Directors

DENVER, CO, August 10, 2009 -- Highbury Financial Inc. (“Highbury”) (OTCBB: HBRF) (OTCBB: HBRFW) (OTCBB: HBRFU) announced today several measures intended to enhance shareholder value and strengthen its corporate governance.

The Highbury Board of Directors (the “Board”) has formed a Special Committee consisting of Highbury’s three independent directors, Hoyt Ammidon Jr., Theodore M. Leary Jr. and Aidan J. Riordan, to explore and evaluate strategic alternatives aimed at enhancing shareholder value.  Mr. Ammidon serves as Chairman of the Special Committee, which has retained independent financial and legal advisors.  The investment banking firm of Sandler O’Neill & Partners, L.P. provides financial advisory services to the Special Committee, and the law firm of Debevoise & Plimpton LLP provides legal services to it.

In response to the request of holders of a significant portion of Highbury’s common stock, while the special committee is exploring and evaluating strategic alternatives Highbury (i) will not pursue any material acquisitions unrelated to the business of Aston Asset Management LLC and (ii) will seek to reduce holding company expenses, excluding unusual or non-recurring expenses such as those incurred in response to initiatives of dissident stockholders.

There can be no assurance regarding the timing of, or whether the Board will elect to, pursue any of the strategic alternatives it may consider, or that any such alternatives will result in changes to Highbury’s plans or will be consummated.

Highbury also announced today that its Board has adopted a stockholder rights plan (the “Plan”), pursuant to which the Board has declared a dividend distribution of one preferred share purchase right (a “Right”) for each outstanding share of Highbury common stock.  Each Right will initially entitle a stockholder to purchase from Highbury one one-thousandth of a share of newly created Series A Junior Participating Preferred Stock of Highbury, at an initial exercise price of $20.00, in the event the Rights become exercisable.  In general, the Rights will become exercisable if a person or group becomes an “acquiring person” by acquiring beneficial ownership of 15% or more of the outstanding voting power of the common stock of Highbury (other than any person or group that beneficially owns 15% or more of the outstanding common stock of Highbury on the date of the dividend distribution, unless such person or group acquires beneficial ownership of additional shares of common stock) or announcing or commencing  a tender offer for 15% or more of the outstanding voting power of the common stock.  The Board of Directors will, in general, be entitled to redeem the Rights at one cent per Right at any time before the triggering ownership threshold is crossed.

The Rights are designed to assure that all stockholders of Highbury receive fair and equal treatment in the event of any proposed takeover of Highbury, to guard against two-tier, partial or other coercive tender offers, open market accumulations and other tactics designed to gain control of Highbury without paying all stockholders a fair price, to provide the Board with sufficient time to review takeover proposals and consider available alternatives and to enhance the Board’s ability to negotiate with a prospective acquiror.  The Plan is not intended to deter acquisition proposals that are fair and otherwise in the best interests of Highbury and its stockholders.  The Plan was not adopted in response to any unsolicited takeover proposal.

In the event the Rights become exercisable, each Right will entitle its holder to purchase, at the Right’s exercise price, a number of shares of common stock or equivalent securities of Highbury, or securities of an acquiring entity, having a market value of two times the Right’s exercise price.  Rights held by the acquiring person will become void and will not be exercisable to purchase shares or securities at the reduced purchase price.

The dividend distribution will be payable on August 25, 2009 to stockholders of record as of the close of business on August 11, 2009.  The Rights will expire on the earlier of (i) December 31, 2010 if the Rights agreement is not approved by the stockholders of Highbury at the 2010 annual meeting of stockholders or (ii) August 10, 2019.  The Rights distribution is not taxable to stockholders.

A complete copy of the Plan will be included in a Current Report on Form 8-K to be filed by Highbury with the Securities and Exchange Commission.

Highbury further announced today the amendment to Article IX, Section 9.1 of its Amended and Restated By-Laws to provide that any amendment to the By-Laws requires either the approval of the Board or the approval of the affirmative vote at a stockholders meeting of the holders of a majority of the stock issued and outstanding and entitled to vote on such amendment at such meeting.  Prior to this amendment, and since June 26, 2009, the By-Laws provided that approval of the affirmative vote at a stockholders meeting of the holders of 66 2/3% of the stock issued and outstanding and entitled to vote at such meeting was required to amend the By-Laws.

Finally, Highbury announced today the size of the Board has been increased from five to eight directors and that John D. Weil, Stuart D. Bilton and Kenneth C. Anderson have been elected to the Board.  Mr. Weil will serve as a Class A director, whose term expires at the next annual meeting of stockholders of the Company.  Each of Stuart D. Bilton and Kenneth C. Anderson were elected to the Board by nomination by the holders of Series B Convertible Preferred Stock of the Company.

John D. Weil currently serves as President of Clayton Management Company, an investment company, and has served in this capacity since 1978.  Mr. Weil has also served as a trustee of Washington University in St. Louis since 2004 and has served as President of the governing board of the St. Louis Art Museum since 2008.  Mr. Weil has served as a member of the Board of Directors of PICO Holdings, Inc. since 1996 and as Lead Director from May 2007 until he was elected Chairman in February 2008. Mr. Weil has also served as a member of the board of directors of Allied Health Products, Inc. and Baldwin & Lyons, Inc. since 1997.

Stuart D. Bilton, CFA serves as Chairman and Chief Executive Officer of Aston Asset Management LLC (“Aston”). In this role, he directs and executes Aston’s growth strategy. In 1993 while Mr. Bilton was President and CEO of Alleghany Asset Management he founded the Alleghany Funds with Kenneth Anderson. Prior to joining Aston, Mr. Bilton was associated with ABN AMRO Asset Management (“AAAM”) and its predecessors and/or affiliates since 1972. He served as President and Chief Executive Officer of ABN AMRO Asset Management Holdings, Inc. from 2001 to 2003 and as its Vice Chairman from 2004 to 2006. Prior to its acquisition by ABN AMRO, Mr. Bilton was President and Chief Executive Officer of Alleghany Asset Management, the parent company of Blairlogie Capital Management, Chicago Capital Management, Chicago Deferred Exchange Corporation, The Chicago Trust Company, Montag & Caldwell, TAMRO Capital Partners and Veredus Asset Management. He is the Chairman of the Aston Funds and is a Director of Baldwin & Lyons, Inc. He earned a B.Sc.(Econ) degree from the London School of Economics in 1967 and an M.S. degree from the University of Wisconsin in 1970.

Kenneth C. Anderson, CPA serves as President of Aston and is responsible for the overall management of the business including sales, marketing, operations, client service and financial profitability. Prior to joining Aston, Mr. Anderson was the President and CEO of the fund business and Executive Vice President and Director of Mutual Funds for AAAM. In addition, he was the Chairman of the Product Management Committee which encompassed both retail and institutional products and served on the executive committee for AAAM. Mr. Anderson served on the boards of Veredus Asset Management, TAMRO Capital Partners, and ABN AMRO Investment Trust Company, subsidiaries of AAAM. He is a member of the Investment Company Institute’s International and Sales Force Committees and a past Chairman of the Board of Governors for the Mutual Fund Education Alliance. Prior to launching the mutual fund business in 1993, Mr. Anderson specialized in the Financial Services Practice at KPMG. He received a B.B.A. in Accounting from Loyola University of Chicago. He holds a series 6 and 63 license with the NASD. Mr. Anderson spent six years serving as a director for his community United Way board and four years as a founding director of The Caring Place near Loyola University, a Ronald McDonald House.

About Highbury

Highbury is an investment management holding company providing permanent capital solutions to mid-sized investment management firms. We pursue acquisition opportunities and seek to establish accretive partnerships with high quality investment management firms. Highbury’s strategy is to provide permanent equity capital to fund buyouts from corporate parents, buyouts of founding or departing partners, growth initiatives, or exit strategies for private equity funds. This strategy includes leaving material equity interests with management teams to align the interests of management and Highbury’s shareholders and, in general, does not include integrating future acquisitions, although Highbury may execute add-on acquisitions for its current or future affiliates. We seek to augment and diversify our sources of revenue by asset class, investment style, distribution channel, client type and management team. We intend to fund acquisitions with our revolving credit facility, other external borrowings, retained earnings (if any), additional equity and other sources of capital, including seller financing and contingent payments. More information is also available at www.highburyfinancial.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Highbury’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Highbury cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Highbury assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Highbury's SEC filings and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and Highbury; (4) changing conditions in global financial markets generally and in the equity markets particularly, and decline or lack of sustained growth in these markets; (5) Highbury's business strategy and plans; (6) the introduction, withdrawal, success and timing of business initiatives and strategies; (7) the unfavorable resolution of legal proceedings and/or harm to Highbury's reputation; (8) fluctuations in customer demand; (9) management of rapid growth; (10) the impact of fund performance on redemptions; (11) changes in investors' preference of investing styles; (12) changes in or loss of sub-advisers; (13) the impact of increased competition; (14) the results of future financing efforts; (15) the impact of future acquisitions or divestitures; (16) the relative and absolute investment performance of Highbury's investment products; (17) investment advisory agreements subject to termination or non-renewal; (18) a substantial reduction in fees received from third parties; (19) Highbury's success in finding or acquiring additional investment management firms on favorable terms and consummating acquisitions of investment management firms; (20) the ability to retain major clients; (21) the ability to attract and retain highly talented professionals; (22) significant limitations or failure of software applications; (23) expenses subject to significant fluctuations; (24) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (25) the impact of capital improvement projects; (26) the extent and timing of any share repurchases; (27) the impact of changes to tax legislation and, generally, the tax position of Highbury; and (28) expenses associated with the formation of the Special Committee and responding to initiatives of dissident stockholders.

Highbury’s filings with the SEC, accessible on the SEC’s website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Questions and inquiries for further information may be directed to:
Richard S. Foote
President and Chief Executive Officer
212-688-2341